Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Spire Global, Inc.

8000 Towers Crescent Drive

Suite 1100

Vienna, Virginia 22182

We hereby consent to the reference to our firm under the caption “Independent Auditors” in the Registration Statement on Form S-1 (No. 333-259733) of Spire Global, Inc. and to the inclusion of our report dated March 31, 2022, with respect to the consolidated financial statements of ExactEarth, LTD for the year ended October 31, 2021.

/s/ Macias Gini & O’Connell LLP

San Francisco, California

March 31, 2022